Exhibit 16.1

August 31, 2021

U.S. Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

RE: BioPower Operations Corporation

File No.: 333-172139

We have read the statements under item 9 of the Form 10-K to be filed with the Securities and Exchange Commission. We agree with statements pertaining to us.

MaloneBailey, LLP
www.malonebailey.com
Houston, Texas